UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 1-3952

Date of Report (date of earliest event reported):    August 11, 2009

SIBONEY CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-3952	73-0629975
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
incorporation or organization)

P.O. BOX 221029		63122
ST. LOUIS, MISSOURI		(Zip Code)
(Address of principal executive offices)

(314) 922-3167
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on August 1, 2009, Timothy J. Tegeler, the sole remaining secured creditor of Siboney Corporation (the “Company”), initiated foreclosure proceedings and caused to be published a notice of the public sale of collateral securing the 10% Subordinated Secured Promissory Note dated March 21, 2007 (the “Note”) issued by the Company to Mr. Tegeler.  The collateral consisted of all outstanding common stock three subsidiaries of the Company that own various natural resource interests: Siboney Coal Company, Siboney Resources-Texas, and Axel Heiberg Oil Company.  On August 10, the public sale was held.  Mr. Tegeler made a credit bid of $50,000 that was applied to the outstanding obligation owed Mr. Tegeler under the Note.  The obligation under the Not was reduced to $83,000.

As previously disclosed, the Company has ceased its ongoing business operations and, following the public sale, the Company has no significant remaining assets.  The Company is in the process of paying off creditors.  It does not expect there will be any net assets available for shareholders.

The Registrant’s lack of funds and business operations makes the continued filing by the Registrant of periodic and current reports effectively impractical.  The Company anticipates filing a Form 12b-25 for the notification of late filing for its quarterly report on Form 10-Q for the period ended June 30, 2009.  Following the filing of the Form 12b-25 the Registrant expects it will cease filing all reports required by the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 11, 2009

SIBONEY CORPORATION

By: /s/ Timothy J. Tegeler
Timothy J. Tegeler
Chief Executive Officer